Exhibit 99.1

Maximizing shareholder returns and exceeding customer expectations NATROL CL King’s Best Ideas Conference September 2007 Craig Cameron Chief Operating Officer

2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Natrol’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this presentation will, in fact, transpire or prove to be accurate. For a more detailed description of these and other cautionary factors that may affect Natrol’s future results, please refer to Natrol’s Form 10-K for its fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission. Safe harbor

3 Company profile Established 1980 Nasdaq symbol - NTOL Current market cap $47.7 FY December 31, 2006 Annual sales $65.6 Gross profit 28.4 Operating income 0.7 Comparative First half 2006 vs. First half 2007 2006 2007 Sales $33.5 $38.3 Gross profit 14.1 18.1 Operating income 0.3 1.5 Balance sheet as of June 30, 2007 Assets: $62.9 Debt: - Equity: 42.2

4 Targets a growing, but fragmented, $22B market Significant acquisition opportunities Well developed operating infrastructure Broad distribution channels Strong brands across multiple product categories New management working through a financial and operational turn-around Multiple, varied opportunities for growth Key investment highlights

5 A portfolio of strong brands

6 54,000 points of distribution in USA HEALTH FOOD CLUB/MM GYMS CATALOGS AARP ® Swanson Health Products® DRUG STORE E-Commerce GROCERY International distribution to over 40 countries

7 Manufacturing capabilities 200,000,000 pills per month capacity 3,000,000 bottles per month capacity Meets all FDA requirements 33% utilization Manufacturing capabilities and quality Quality assurance & quality control State-of-the art laboratory facilities Strong focus on R&D and QA/QC Microbiological, analytical, and stability testing Compliant with FDA, FTC, DSHEA and all federal and state regulations

8 MRI acquisition On June 1, 2007 completed the acquisition of MRI, maker of the NO2 line of products Up front cash $8.4 million Former owner has potential to receive an earnout capped at $80.0 million with payments amounting to not more than 4x EBIT MRI brand has the premier position in the sports nutrition market with a reputation for innovative science Acquisition immediately accretive

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10 Past 18 months accomplishments Strengthened management and board New executives recruited for roles of CEO, COO, VP Marketing and Director, UK Restructured board of directors with growth company experience Stabilized and consolidated core business Gross margin improvement from 34% to 47% Redirected investment in marketing, new products and brand acquisitions Improved internal processes and managed costs with continued investment in business Established international platform Opened wholly owned subsidiary in the UK servicing EU Established joint venture in Hong Kong servicing greater China

11 Last 18 months accomplishments cont’d Finalized three accretive acquisitions Established M&A capability Nu Hair® and Shen Min® brands U.S. rights to Promensil® brand MRI business Integration capable organization Balanced asset portfolio Divestment of real estate Sale price $26M; realized $12M cash for growth

12 Business performance – gross margin Unique IP Best practice marketing M&A International Strong board/management 54,000 pts distribution Logistics and mfg Strong balance sheet 54,000 pts distribution Logistics and mfg Strong balance sheet M&A International New board/management 54,000 pts distribution Logistics and mfg Strong balance sheet 2005 Total: $23.4M 2006 Total: $28.4M 2007 Q1/2 X2 Total: $36.4M $19.6 $3.8 Natrol Prolab $24.5 $2.8 $0.6 $0.3 $0.2 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 Natrol Prolab NuHair Promensil UK $22.2 $2.4 $4.6 $1.6 $0.6 $0.0 $5.0 Natrol Prolab NuHair Promensil UK HK MRI

13 Stock price performance $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 8/1/06 10/1/06 12/1/06 2/1/07 4/1/07 6/1/07 8/1/07

14 New growth opportunity? Approximately 110 million people or 38.0% of the U.S. population is over the age of 45 (2005 Census) This age group has more disposable income than any other market segment This segment spends money to look and feel healthier and younger, e.g. the growth of health spas and the development of the nutraceutical and plastic surgery industries

15 Case study– joint relief 34.0% of households have at least one member suffering from joint and neck pain in the last six months (AC Nielson) 15.8 million people in the US are affected by osteoarthritis while the preventative market is estimated to be 50 million people Joint relief supplements represent a $700M category

16 Natrol’s anti-aging opportunity Natrol is developing a revolutionary new anti-aging product line targeting the over 45 age demographic With millions of older Americans trying to look and feel healthier and younger the market opportunity may be as large, or larger than, joint relief If 1% of the over 45 population spent $320 per person annually it would represent a $350M opportunity

17 Status Objective Create a unique line of premium, patented, proven anti-aging supplements Products Core platform of four products Based on leading edge science Support from top researchers Status Finalizing first product and patent New clinical trials being planned Early stage work on positioning, business model and go to market strategy Launch within 18 months

18 Natrol/MRI – positioned for growth Solid core business 54,000 existing points of distribution in the U.S. Strong balance sheet – no debt Experienced acquisition and integration team Expanding international presence Seasoned board and management New anti-aging products and marketing under development